EXHIBIT 10.15

SENIOR SUBORDINATED GUARANTEE

THIS SENIOR SUBORDINATED GUARANTEE dated as of September 24, 2007, by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 20 (the “Guarantors” and individually, a “Guarantor”), in favor of Citibank, N.A. as the Administrative Agent for the benefit of the Guaranteed Parties.

WITNESSETH:

WHEREAS, reference is made to that certain Senior Subordinated Interim Loan Agreement, dated as of September 24, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Loan Agreement”) among First Data Corporation, a Delaware corporation (the “Company”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent, pursuant to which, among other things, the Lenders have severally agreed to make Loans to the Company (the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of the Company;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Company under the Loan Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the benefit of the Guaranteed Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the respective Lenders to make their respective Extensions of Credit to the Company under the Loan Agreement, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guaranteed Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of anyone other than such Guarantor (including amounts that would become due for operation of the automatic stay under 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any other Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party hereunder.

(e) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations under the Loan Documents are paid in full and the Commitments are terminated.

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Guaranteed Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor ’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Guaranteed Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Guaranteed Parties up to the maximum liability of such Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the Guaranteed Parties provided by law, each Guarantor hereby irrevocably authorizes each Guaranteed Party at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of such Guarantor (excluding, for the avoidance of doubt, any Settlement Assets). Each Guaranteed Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any other Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agent or any other Guaranteed Party against the Company or any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any Guarantor or other guarantor in respect of payments made by such Guarantor hereunder, in each case, until all amounts owing to the Administrative Agent and the other Guaranteed Parties on account of the Obligations under the Loan Documents are paid in full, the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.

6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Party, (c) the Loan Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on the Company or any Guarantor or any other person, and any failure by the Administrative Agent or any other Guaranteed Party to make any such demand or to collect any payments from the Company or any Guarantor or any other person or any release of the Company or any Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional.

(a) Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon this

Guarantee or acceptance of this Guarantee. All Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee, and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Loan Agreement, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Company against the Administrative Agent or any other Guaranteed Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor ) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Guaranteed Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Party to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Guaranteed Parties against such Guarantor.

(b) This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Guaranteed Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments thereunder shall be terminated, notwithstanding that from time to time during the term of the Loan Agreement, the Loan Parties may be free from any Obligations.

(c) A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 13.1 of the Loan Agreement.

8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent’s Office. Each Guarantor agrees that the provisions of Sections 5.4 and 13.19 of the Loan Agreement shall apply to such Guarantor’s obligations under this Guarantee.

10. Representations and Warranties; Covenants.

(a) Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Loan Agreement as they relate to such Guarantor and in the other Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and the Administrative Agent and each other Guaranteed Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Guaranteed Party that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Loan Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11. Authority of the Administrative Agent.

(a) The Administrative Agent enters into this Guarantee in its capacity as agent for the Guaranteed Parties from time to time. The rights and obligations of the Administrative Agent under this Guarantee at any time are the rights and obligations of the Guaranteed Parties at that time. Each of the Guaranteed Parties has (subject to the terms of the Loan Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Loan Documents. The rights, remedies and discretions of the Guaranteed Parties, or any of them, under this Guarantee may be exercised by the Administrative Agent. No party to this Guarantee is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent’s authority as agent for the Guaranteed Parties.

(b) Each party to this Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Loan Documents) in the identity of the persons from time to time comprising the Guaranteed Parties gives rise to an equivalent change in the Guaranteed Parties, without any further act. Upon such an occurrence, the persons then comprising the Guaranteed Parties are vested with the rights, remedies and discretions and assume the obligations of the Guaranteed Parties under this Guarantee. Each party to this Guarantee irrevocably authorizes the Administrative Agent to give effect to the change in Lenders contemplated in this Section 11(b) by countersigning an Assignment and Acceptance.

12. Subordination of Guarantees

(a) The Company agrees, and each of the Administrative Agent and other Guaranteed Parties agrees, that the obligations of each Guarantor under this Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Section 12, to the prior payment in full of all existing and future Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. A Guarantor’s obligations under this Guarantee shall in all respects rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the obligations of such Guarantor under this Guarantee in accordance with the provisions set forth herein.

(b) Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor, or in a reorganization of or similar proceeding relating to such Guarantor or its property:

(i) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Guaranteed Parties shall be entitled to receive any payment; and

(ii) until the Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Guaranteed Parties would be entitled but for the subordination provisions of this Guarantee shall be made to holders of such Senior Indebtedness as their interests may appear, except that Guaranteed Parties may receive Permitted Junior Securities.

(c) A Guarantor shall not make any payment pursuant to its Guarantee (or pay any other Obligations relating to its Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Loans (collectively, “pay Guarantee”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(i) any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due (after giving effect to any applicable grace period); or

(ii) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that such Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Administrative Agent receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non- Payment Default”) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee (except in the form of Permitted Junior Securities) for a period (a “Guarantor Payment Blockage Period”) commencing upon the receipt by the Administrative Agent (with a copy to such Guarantor) of written notice (a “Guarantee Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter. So long as there shall remain outstanding any Senior Indebtedness under the Senior Secured Credit Agreement, a Guarantee Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. The Guarantee Payment Blockage Period shall end earlier if such Guarantee Payment Blockage Period is terminated (i) by written notice to the Administrative Agent, the relevant Guarantor and such Guarantor from the Person or Persons who gave such Guarantee Blockage Notice; (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 12(c) and Section 12(d) hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the relevant Guarantor shall be entitled to resume paying its Guarantee after the end of such Guarantee Payment Blockage Period. The Guarantee of each Guarantor shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the relevant Guarantor during such period; provided that if any Guarantee Blockage Notice is delivered to the Administrative Agent by or on behalf of the holders of Designated Senior Indebtedness of such Guarantor (other than the holders of Indebtedness under the Senior Secured Credit Agreement), a Representative of holders of Indebtedness under the Senior Secured Credit Agreement may give another Guarantee Blockage Notice within such period. However, in no event shall the total number of days during which any such Guarantor Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Guarantee Payment

Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Guarantee Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Guarantee Blockage Notice unless such default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Guarantee Blockage Notice, that, in either case, would give rise to a Non- Payment Default pursuant to any provisions under which a Non- Payment Default previously existed or was continuing shall constitute a new Non- Payment Default for this purpose).

(d) If payment of the Loans is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness of the Company or such Guarantor shall, or shall cause the Representative of such Designated Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Section 12. If any Designated Senior Indebtedness of such Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after the Representatives of each Designated Senior Indebtedness of such Guarantor receive notice of such acceleration and, thereafter, such Guarantor may pay its Guarantee only if this Section 12 otherwise permits payment at that time.

(e) If a distribution is made to Guaranteed Parties that, due to the subordination provisions of this Section 12, should not have been made to them, such Guaranteed Parties are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

(f) After all Senior Indebtedness of the Company is paid in full and until the Loans are paid in full, Lenders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to such Senior Indebtedness. A distribution made under this Section 12 to holders of such Senior Indebtedness which otherwise would have been made to Lenders is not, as between the Company and Lenders, a payment by the Company on such Senior Indebtedness.

(g) This Section 12 defines the relative rights of the Guaranteed Parties and holders of Senior Indebtedness of such Guarantor. Nothing in this Guarantee shall:

(i) impair, as between such Guarantor and the Guaranteed Parties, the obligation of such Guarantor, which is absolute and unconditional, to pay principal of and interest on its Guarantee in accordance with their terms;

(ii) prevent the Administrative Agent or any Guaranteed Party from exercising its available remedies upon a default, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive payments or distributions otherwise payable to the Guaranteed Parties and such other rights of such holders of Senior Indebtedness as set forth herein; or

(iii) affect the relative rights of the Guaranteed Parties and creditors of such Guarantor other than their rights in relation to holders of Senior Indebtedness.

(h) No right of any holder of Senior Indebtedness of a Guarantor to enforce the subordination of the obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Guarantee.

(i) Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

(j) The failure of a Guarantor to make a payment pursuant to its Guarantee by reason of any provision in this Section 12 shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Section 12 shall have any effect on the right of the Guaranteed Parties or the Administrative Agent to make a demand for payment on a Guarantor pursuant to this Guarantee.

(k) The Administrative Agent, for the benefit of the Guaranteed Parties, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Guarantor, whether such Senior Indebtedness was created or acquired before or after the Closing Date, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of a Guarantor may, at any time and from time to time, without the consent of or notice to the Administrative Agent or the Lenders, without incurring responsibility to the Administrative Agent or the Lenders and without impairing or releasing the subordination provided in this Section 12 or the obligations hereunder of the Guaranteed Parties to the holders of the Senior Indebtedness of the Company, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner Senior Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which Senior Indebtedness of such Guarantor is outstanding;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company;

(3) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and

(4) exercise or refrain from exercising any rights against the Company and any other Person.

13. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Loan Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Loan Agreement.

14. Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Administrative Agent and the Company.

15. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16. Integration. This Guarantee together with the other Loan Documents represent the agreement of each Guarantor and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.1 of the Loan Agreement.

(b) Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 17(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Guaranteed Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

20. Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Guarantee pursuant to Section 9.13 of the Loan Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee, upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

21. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

22. Submission to Jurisdiction; Waivers; Service of Process. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Company at the Company’s address set forth in the Loan Agreement, and such Person hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d) agrees that nothing herein shall affect the right of the Administrative Agent or any other Guaranteed Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Guaranteed Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 22 any special, exemplary, punitive or consequential damages.

23. GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

The following entities, each as Guarantor:
ACHEX, INC.
ATLANTIC BANKCARD PROPERTIES CORPORATION
ATLANTIC STATES BANKCARD ASSOCATION, INC.
B1 PTI SERVICES, INC.
BANKCARD INVESTIGATIVE GROUP INC.
BUSINESS OFFICE SERVICES, INC.
BUYPASS INCO CORPORATION
CALL INTERACTIVE HOLDINGS LLC
CALLTELESERVICES, INC.
CARDSERVICE DELAWARE, INC.
CARDSERVICE INTERNATIONAL, INC.
CESI HOLDINGS, INC.
CIFS CORPORATION
CIFS LLC
CONCORD COMPUTING CORPORATION
CONCORD CORPORATE SERVICES, INC.
CONCORD EFS FINANCIAL SERVICES, INC.
CONCORD EFS, INC.
CONCORD EMERGING TECHNOLOGIES, INC.
CONCORD EQUIPMENT SALES, INC.
CONCORD FINANCIAL TECHNOLOGIES, INC.
CONCORD NN, LLC
CONCORD ONE, LLC
CONCORD PAYMENT SERVICES, INC.
CONCORD PROCESSING, INC.
CONCORD TRANSACTION SERVICES, LLC
CREDIT PERFORMANCE INC.
CTS HOLDINGS, LLC
CTS, INC.
DDA PAYMENT SERVICES, LLC
DW HOLDINGS, INC.
EFTLOGIX, INC.
EPSF CORPORATION

FDC INTERNATIONAL INC.
FDMS PARTNER, INC.
FDR INTERACTIVE TECHNOLOGIES CORPORATION
FDR IRELAND LIMITED
FDR MISSOURI INC.
FDR SIGNET INC.
FDR SUBSIDIARY CORP.
FIRST DATA FINANCIAL SRVICES, L.L.C.
FIRST DATA AVIATION LLC
FIRST DATA CARD SOLUTIONS, INC.
FIRST DATA COMMERCIAL SERVICES HOLDINGS, INC.
FIRST DATA COMMUNICATIONS CORPORATION
FIRST DATA INTEGRATED SERVICES INC.
FIRST DATA LATIN AMERICA INC.
FIRST DATA MERCHANT SERVICES CORPORATION
FIRST DATA MERCHANT SERVICES NORTHEAST, LLC
FIRST DATA MERCHANT SERVICES SOUTEAST, L.L.C.
FIRST DATA PITSSBURGH ALLIANCE PARTNER INC.
FIRST DATA PS ACQUISITION INC.
FIRST DATA REAL ESTATE HOLDINGS L.L.C.
FIRST DATA RESOURCES, LLC
FIRST DATA RETAIL ATM SERVICES L.P.
FIRST DATA SECURE LLC
FIRST DATA SOLUTIONS L.L.C.
FIRST DATA TECHNOLOGIES, INC.
FIRST DATA VOICE SERVICES
FIRST DATA, L.L.C.
FSM SERVICES INC.
FUNDSXPRESS FINANCIAL NETWORK, INC.
FUNDSXPRESS, INC.
FX SECURITIES, INC.
GIBBS MANAGEMENT GROUP, INC.
GIFT CARD SERVICES, INC.
H & F SERVICES, INC.

ICVERIFY INC.
IDLOGIX, INC.
INITIAL MERCHANT SERVICES, LLC
INSTANT CASH SERVICES, LLC
INTELLIGENT RESULTS, INC.
IPS INC.
JOT, INC.
LINKPOINT INTERNATIONAL, INC.
LOYALTYCO LLC
MAS INCO CORPORATION
MAS OHIO CORPORATION
NATIONAL PAYMENT SYSTEMS INC.
NEW PAYMENT SERVICES, INC.
NPSF CORPORATION
PAYPOINT ELECTRONIC PAYMENT SYSTEMS, LLC
PAYSYS INTERNATIONAL, INC.
POS HOLDINGS, INC.
QSAT FINANCIAL, LLC
REMITCO LLC
SIZE TECHNOLOGIES, INC.
SOUTHERN TELECHECK, INC.
STAR NETWORKS, INC.
STAR PROCESSING, INC.
STAR SYSTEMS ASSETS, INC.
STAR SYSTEMS, INC.
STAR SYSTEMS, LLC
STRATEGIC INVESTMENT ALTERNATIVES LLC
SY HOLDINGS, INC.
TASQ CORPORATION
TASQ TECHNOLOGY, INC.
TELECHECK ACQUISITION LLC
TELECHECK HOLDINGS, INC.
TELECHECK INTERNATIONAL, INC.
TRANSACTION SOLUTIONS HOLDINGS, INC.
TRANSACTION SOLUTIONS, LLC
UNIFIED MERCHANT SERVICES
UNIFIED PARTNER, INC.
VALUELINK, LLC
VIRTUAL FINANCIAL SERVICES, LLC
YCLIP, LLC

By:	/s/ Stanley J. Andersen
Name:	Stanley J. Andersen
Title:	Vice President and Assistant Secretary

The following entities, each as Guarantor:
FIRST DATA CAPITAL, INC.
FIRST DATA DIGITAL CERTIFICATES INC.
GRATITUDE HOLDINGS LLC
IPS HOLDINGS INC.
SAGEBRUSH HOLDINGS INC.
SAGETOWN HOLDINGS INC.
SAGEVILLE HOLDINGS LLC
SUREPAY REAL ESTATE HOLDINGS, INC.
TECHNOLOGY SOLUTIONS INTERNATIONAL, INC.
UNIBEX, LLC

By:	/s/ Stanley J. Andersen
Name:	Stanley J. Andersen
Title:	President

FDFS HOLDINGS, LLC, as Guarantor

By:	/s/ Kimberly S. Patmore
Name:	Kimberly S. Patmore
Title:	President

EFS TRANSPORTATION SERVICES, INC., as Guarantor

By:	/s/ Edward A. Labry III
Name:	Edward A. Labry III
Title:	President

The following entities, each as Guarantor:
TELECHECK SERVICES, INC.
TELECHECK ACQUISITION – MICHIGAN, LLC

By:	/s/ Lee H. Pint
Name:	Lee H. Pint
Title:	Assistant Secretary

FDR LIMITED, as Guarantor

By:	/s/ David G. Yates
Name:	David G. Yates
Title:	Chief Executive Officer

The following entities, each as Guarantor:
FIRST DATA PAYMENT SERVICES, LLC
SHARED GLOBAL SYSTEMS, INC.
TELECHECK PITTSBURGH/WEST VIRGINIA, INC.

By:	/s/ Jeffrey R. Billat
Name:	Jeffrey R. Billat
Title:	Vice President

CITIBANK, N.A., as Administrative Agent

By:	/s/ Edward T. Crook
Name:	Edward T. Crook
Title:	Managing Director

ANNEX A TO

THE SENIOR SUBORDINATED GUARANTEE

SUPPLEMENT NO. [    ] dated as of [                    ] to the GUARANTEE dated as of September 24, 2007 (the “Supplement”), among each of the Guarantors listed on the signature pages thereto (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Citibank, N.A., as Administrative Agent for the Lenders from time to time parties to the Loan Agreement referred to below.

A. Reference is made to that certain Senior Subordinated Interim Loan Agreement, dated as of September 24, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Loan Agreement”), among First Data Corporation, a Delaware corporation (the “Company”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent and as Administrative Agent

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

C. The Guarantors have entered into the Guarantee in order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective Extensions of Credit to the Company under the Loan Agreement.

D. Section 9.13 of the Loan Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor ”) is executing this Supplement in accordance with the requirements of the Loan Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor, and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Supplement shall become effective as to each New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Administrative Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Loan Agreement. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 13.2 of the Loan Agreement.

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

[NAME OF NEW GUARANTOR ]

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title: